Exhibit 5.1

[Letterhead of Blank Rome LLP]

June 1, 2009

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

Gentlemen:

We have acted as counsel to Iconix Brand Group, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, and amendment thereto, the prospectus contained therein and supplements to the prospectus and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act.

In rendering this opinion, we have examined only the following documents: (i) the Company’s amended and restated certificate of incorporation and amended and restated bylaws, each as amended as of the date hereof; (ii) resolutions adopted by the Board of Directors relating to the Shares; and (iii) the Registration Statement. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined, the genuineness of all signatures and the legal capacity of natural persons. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not made any independent investigation in rendering this opinion other than the document examination described.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the

Iconix Brand Group, Inc.

June 1, 2009

Shares offered thereby and will at all relevant times comply with all applicable laws; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and related matters; (iv) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (v) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) if applicable, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (vii) the issuance and sale of the Shares do not violate any applicable law or the amended and restated certificate of incorporation and amended and restated bylaws of the Company as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the requisite consideration for the issuance and sale of the Shares is received; and (ix) after the issuance of the Shares offered pursuant to the Registration Statement, the total number of issued shares of Company common stock, together with the total number of shares of Company common stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Company common stock under the Company’s amended and restated certificate of incorporation, as then in effect.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may occur after the Registration Statement becomes effective.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

Iconix Brand Group, Inc.

June 1, 2009

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely,

/s/ BLANK ROME LLP

BLANK ROME LLP